Exhibit 3.1

BY-LAWS

OF

WORLD FUEL SERVICES CORPORATION

(Amended and Restated as of August 26, 2011)

ARTICLE I.  MEETINGS OF STOCKHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the Stockholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation.  Business transacted at the annual meeting shall include the election of Directors of the corporation.

Section 2.  Special Meetings.  Special meetings of the Stockholders shall be held when directed by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting.  Notice of a meeting requested by Stockholders shall be sent to Stockholders within thirty days after the request is received by the corporation, and the meeting shall be held no less than ten nor more than sixty days after the date the notice is sent to Stockholders.  The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors shall designate another person to do so.  Only business within the purpose or purposes described in the special meeting notice may be conducted at a special meeting of the Stockholders.  This Section 2 shall be the exclusive means for Stockholders to request a special meeting of Stockholders or to propose business to be brought before a special meeting of Stockholders.

A request by Stockholders for a special meeting shall not be valid if (a) the request relates to an item of business that is not a proper subject for Stockholder action under applicable law, (b) the request is received by the corporation during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting of Stockholders and ending on the date of that year’s annual meeting of Stockholders or (c) a related item was presented at any meeting of Stockholders within 90 days prior to receipt by the corporation of such request.

Any request by Stockholders for a special meeting shall include the following: (a) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and any interest of each Stockholder and each Stockholder Associated Person (as defined in Section 6 of this Article I) in the business proposed to be conducted at the special meeting; (b) if the purpose of the special meeting is to conduct Business (as defined in Section 6 of this Article I), such request shall also include (i) the complete text of any resolution(s) proposed for consideration, and in the event that such Business includes a proposal to amend these By-Laws, the language of the proposed amendment and (ii) as to each Stockholder signing such request and, where applicable, each Stockholder Associated Person, the information requested in Section 6(C)(ii) of this Article I; and (c) if the purpose of the special meeting is to nominate persons for election to the Board of Directors, such request shall also include (i) as to each person whom the Stockholder(s) propose to nominate for election as a Director, the information requested in Section 7(A)(3)(a) of this Article I and (ii) as to each Stockholder signing such request and, where applicable, each Stockholder Associated Person, the information requested in Section 7(A)(3)(b) of this Article I.  For the avoidance of doubt, if the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors calls a special meeting for the purpose of nominating persons for election to the Board of Directors, the ability of Stockholders to submit nominations at such special meeting is governed by the provisions of Section 7(B) of this Article I.

Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting (or the Chairman of the Board prior to the meeting) shall have the power and duty to determine whether any request for a special meeting was submitted in accordance with the procedures set forth in this Section 2 and, if any request for a special meeting is not in compliance with this Section 2, to declare that such defective request shall be disregarded.  Notwithstanding the compliance of any such request with this Section 2, the Board of Directors may (in lieu of calling the special meeting requested in such request) present a related item for Stockholder approval at any other meeting of Stockholders that is held not less than 90 days after the receipt of such request by the corporation.

If, after the Stockholder has submitted a request for a special meeting in accordance with this Section 2, any information required to be contained in such request changes prior to the date of the relevant meeting, such request shall be deemed to be not in compliance with this Section 2 and not effective unless such Stockholder, as promptly as practicable following the event causing such change in information, delivers to the Secretary at the principal executive offices of the corporation an updated request containing such change.

Stockholders may revoke a request for a special meeting by written revocation delivered to the corporation at any time prior to the special meeting; provided, however, that the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

If none of the Stockholders who submitted a request for a special meeting appears or sends a Qualified Representative (as defined in Section 6 of this Article I) to present the proposal(s) or business submitted by the Stockholders for consideration at the special meeting, the corporation need not present such proposal(s) or business for a vote at such meeting.

Section 3.  Place.  Meetings of Stockholders may be held within or without the State of Florida.

Section 4.  Notice.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the meeting date by any means of communication permitted under or authorized by the Florida Business Corporation Act, including, without limitation, in person, by electronic transmission (as defined in the Florida Business Corporation Act) or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the Officer calling the meeting to each Stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Without limiting the manner in which notice otherwise may be given effectively to Stockholders, any notice to Stockholders given by the corporation under any provision of the Florida Business Corporation Act, the Articles of Incorporation, or these By-Laws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given.  Any such consent shall be revocable by a Stockholder by written notice to the corporation.

Section 5.  Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each Stockholder of record on the new record date entitled to vote at such meeting.

Section 6.  Business to be Transacted at Annual Meeting; Advance Notice of Stockholder-Proposed Business at Annual Meeting.

(A) Proper Business.  At any annual meeting of Stockholders, only such Business (as defined below) shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any Stockholder who (a) is a Stockholder of record at the time of giving of the notice provided for in this Section 6 and at the time of the annual meeting, (b) is entitled to vote at such annual meeting and (c) complies with the notice procedures set forth in this Section 6.

(B) Timely Notice of Stockholder Proposed Business.  In addition to any other applicable requirements (including, without limitation, any applicable Securities and Exchange Commission and New York Stock Exchange (“NYSE”) rules and regulations), for Business to be properly brought before an annual Stockholder meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such Business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of Stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such annual meeting or, if the first Public Announcement (as defined below) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(C) Contents of Notice.

(i)       A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting:

(a)        a brief description of the Business desired to be brought before the annual meeting (including the complete text of any resolution(s) proposed for consideration, and in the event that such Business includes a proposal to amend these By-Laws, the language of the proposed amendment), and the reasons for conducting such Business at the annual meeting; and

(b)      any interest of the Stockholder or any Stockholder Associated Person (as defined below) in such Business.

(ii)      As to the Stockholder giving such notice and, where noted below, each Stockholder Associated Person, the Stockholder’s notice shall set forth and include the following:

(a)       the name and address, as they appear on the corporation’s books, of the Stockholder proposing such Business and the name and address of any Stockholder Associated Person;

(b)       the class or series and number of shares of the corporation which are, directly or indirectly, held of record or beneficially owned (as determined under Regulation 13D (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended (such act and the rules and regulations promulgated thereunder are referred to herein as the “Exchange Act”)) by such Stockholder and by any Stockholder Associated Person and documentary evidence of such record or beneficial ownership;

(c)       a list of all Derivative Instruments (as defined below) directly or indirectly held of record or beneficially owned by the Stockholder and any Stockholder Associated Person, a description of all economic terms of all such Derivative Instruments, copies of all agreements and other documents relating to each such Derivative Instrument and a list of all transactions by such Stockholder and any Stockholder Associated Person involving any shares of the corporation or any Derivative Instruments within 60 days prior to the date of the notice;

(d)       the name of each person with whom such Stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the corporation) or disposing of any shares of the corporation, (2) to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such Stockholder or Stockholder Associated Person with respect to any shares of the corporation, any Business proposed by a Stockholder or any nominees for election to the Board of Directors proposed by a Stockholder or (4) otherwise in connection with any Business proposed by a Stockholder or any nominees for election to the Board of Directors proposed by a Stockholder, and, in each case, a description of each such agreement, arrangement or understanding;

(e)       any other information relating to such Stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

(f)       a representation that the Stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such Business; and

(g)       a representation as to whether the Stockholder or any Stockholder Associated Person intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise solicit proxies from Stockholders in support of such proposal.

(D) General.  Only such Business shall be conducted at an annual Stockholder meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting (or the Chairman of the Board prior to the meeting) shall have the power and duty to determine whether any Business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 6 and, if any proposed Business is not in compliance with this Section 6, to declare that such defective proposal shall be disregarded.

If, after the Stockholder has delivered the notice required by this Section 6, any information required to be contained in such notice changes prior to the date of the relevant meeting, such notice shall be deemed to be not in compliance with this Section 6 and not effective unless such Stockholder, as promptly as practicable following the event causing such change in information, delivers to the Secretary at the principal executive offices of the corporation an updated notice containing such change.

Notwithstanding the foregoing provisions of this Section 6, if the Stockholder (or a Qualified Representative of the Stockholder) does not appear at the annual meeting of Stockholders to present the Business set forth in such Stockholder’s notice or is no longer a holder of record of shares of the corporation on the date of such meeting, such proposed Business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(E) Definitions.  For purposes of this Article I, the following terms shall have the following meanings:

(i)       “Business” shall mean all matters other than nominations of candidates for Director and the election of Directors.  Stockholder nomination of Directors for election is governed solely by Sections 2 and 7 of this Article I.

(ii)      “Stockholder Associated Person” of any Stockholder means (a) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such Stockholder, (b) any person with whom such Stockholder or any beneficial owner described in clause (a) is acting in concert with respect to the corporation and (c) any affiliates or associates (each as defined under Regulation 12B under the Exchange Act (or any successor provision thereto)) of such Stockholder or any beneficial owner described in clause (a).

(iii)     “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto).

(iv)      “Derivative Instrument” shall mean (a) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, (b) any short interest in any class or series of shares of the corporation or (c) any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the corporation, whether or not, in each case such instrument, right or opportunity (x) shall be subject to settlement in the underlying class or series of shares of the corporation or (y) conveys any voting rights in the underlying class or series of shares of the corporation or whether or not such Stockholder or Stockholder Associated Person may have entered into other transactions that hedge the economic effect of such interest, right or opportunity.

(v)  “Nominee Questionnaire” shall mean a written questionnaire with respect to the background and qualification of the proposed nominee for Director and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request).

(vi)  “Nominee Representation and Agreement” shall mean a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee for Director:

(1)      is not and will not become a party to (a) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the corporation, with such person’s fiduciary duties as a Director under applicable law;

(2)      is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and

(3)      if elected as a Director of the corporation, would be in compliance and will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the corporation and any other policies applicable to Directors of the corporation.

(vii)     “Qualified Representative” of a Stockholder shall mean a duly authorized officer, manager or partner of such Stockholder or a person authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders; provided, that such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

Section 7.  Nominations of Directors; Advance Notice of Stockholder Nominations.    Only persons who are nominated in accordance with the procedures set forth in Section 2 or this Section 7 shall be eligible to serve as Directors.

(A) Annual Meeting of Stockholders.

(1) Proper Nominations.  Nominations of persons for election to the Board of Directors of the corporation may be made at an annual meeting of Stockholders only (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) by any Stockholder who (i) is a Stockholder of record at the time of giving of the notice provided for in this Section 7 and at the time of the annual meeting, (ii) is entitled to vote for the election of Directors at such meeting and (iii) complies with the notice and other procedures set forth in this Section 7.

(2) Timely Notice of Stockholder Nominations. In addition to any other applicable requirements, for any nominations to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a Stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of Stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(3)  Contents of Notice.  A Stockholder’s notice to the Secretary for the nomination of Directors shall set forth and include:

(a)       as to each person whom the Stockholder proposes to nominate for election or reelection as a Director:

(i)     all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in a contested election (even if a contested election is not involved), or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(ii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such Stockholder and Stockholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iii)   a completed and signed Nominee Questionnaire; and

(iv)   a completed and signed Nominee Representation and Agreement; and

(b) as to the Stockholder giving the notice and, where noted below, each Stockholder Associated Person, the Stockholder’s notice shall set forth and include the following:

(i)  the information requested in Section 6(C)(ii)(a-f) of this Article I;

(ii)  any other information relating to such Stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act (and any successor provision thereto);

(iii)  a representation that the Stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(iv)  a representation as to whether the Stockholder or any Stockholder Associated Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the proposed nominee or (ii) to otherwise solicit proxies from Stockholders in support of such nomination.

(B) Special Meeting of Stockholders.  Nominations of persons for election to the Board of Directors of the corporation at a special meeting of Stockholders at which Directors are to be elected pursuant to the corporation’s notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) by any Stockholder that (a) is a Stockholder of record at the time of giving of notice provided for in this Section 7(B) and at the time of the special meeting, (b) is entitled to vote for the election of Directors at the meeting and (c) complies with the notice and other procedures set forth in this Section 7 as to such nomination. In the event that a special meeting of Stockholders is called by the Chairman of the Board, the President or the Board of Directors for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, by delivering a notice of nomination that complies with the requirements of Section 7(A)(3) of this Article I to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such special meeting or, if the first Public Announcement of the date of such meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which the Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(C)  General.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director must also furnish to the Secretary that information required to be set forth in a Stockholder’s notice of nomination that pertains to the nominee.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the corporation or that could be material to a reasonable Stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.  Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether the proposed nomination to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination is not in compliance with this Section 7, to declare that such defective nomination shall be disregarded.

If, after the Stockholder has delivered the notice required by this Section 7, any information required to be contained in such notice changes prior to the date of the relevant meeting, such notice shall be deemed to be not in compliance with this Section 7 and not effective unless such Stockholder, as promptly as practicable following the event causing such change in information, delivers to the Secretary at the principal executive offices of the corporation an updated notice containing such change.

Notwithstanding the foregoing provisions of this Section 7, if the Stockholder (or a Qualified Representative of the Stockholder) does not appear at the annual meeting of Stockholders to propose the nomination(s) set forth in such Stockholder’s notice or is no longer a holder of record of shares of the corporation on the date of such meeting, such proposed nominations shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Section 8.  Exchange Act; Preferred Stock.  Notwithstanding the foregoing provisions of Section 6 and 7 of this Article I, a Stockholder shall also comply with all requirements of applicable law, including all requirements of the Exchange Act and all applicable rules and requirements of the NYSE, in each case with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act are not intended to and shall not limit the requirements of these By-Laws applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws, regardless of whether or not the Stockholder intends to utilize Rule 14a-8 under the Exchange Act (or any successor provision thereto) or other federal laws or rules.  Nothing in these By-Laws shall be deemed to affect any rights of (i) Stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock if and to the extent required by law, the Articles of Incorporation or these By-Laws.

Section 9.  Fixing Record Date.  For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other purpose, the Board of Directors shall fix in advance a date as the record date for any determination of Stockholders, such date in any case to be not more than seventy days and, in case of a meeting of Stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.  When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 10.  Voting Record.  The Officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each.  The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any Stockholder shall be entitled to inspect the list at any time during the usual business hours.  The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting on demand of any Stockholder in person or by proxy, shall be adjourned until the requirements are complied with.  If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 11.  Stockholder Quorum and Voting.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders.  When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action unless otherwise provided by law.  Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at the election.

After a quorum has been established at a Stockholders' meeting, the subsequent withdrawal of Stockholders, so as to reduce the number of Stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 12.  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.  A Stockholder may vote either in person or by proxy.

Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

At each election for Directors every Stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the Officer, agent, or proxy designated by the By-Laws of the corporate Stockholder; or, in the absence of any applicable By-Law, by such person as the Board of Directors of the corporate  Stockholder may designate.  Proof of such designation may be made by presentation of a certified copy of the By-Laws or other instrument of the corporate Stockholder.  In the absence of any such designation, or in case of conflicting designation by the corporate Stockholder, the Chairman of the Board, Chief Executive Officer, President, any Vice President, Secretary and Treasurer of the corporate Stockholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which a written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 13.  Proxies.  Every Stockholder of the corporation or other person entitled to vote on behalf of a Stockholder pursuant to law or as attorney-in-fact for a Stockholder may vote the Stockholder’s shares in person or by proxy.  Every Stockholder of the corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form (either personally or by attorney-in-fact), with signature affixed, by any reasonable means including, but not limited to, facsimile or electronic signature, or by transmitting or authorizing the transmission of an electronic transmission with respect to the appointment of such proxy as provided by Section 607.0722 of the Florida Business Corporation Act or any successor provision.

An appointment of a proxy is effective when received by the Secretary or other Officer or agent authorized to tabulate votes.  An appointment is valid for up to eleven months from the date thereof unless a longer period is expressly provided in the appointment.  An appointment of a proxy shall be revocable at the pleasure of the Stockholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate Officer responsible for maintaining the list of Stockholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If an appointment form expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 14.  Voting Trusts.  Any number of Stockholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law.  Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a Stockholder, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 15.  Stockholders’ Agreements.  Two or more Stockholders may enter into an agreement or agreements providing for the exercise of voting rights in the manner provided in the agreement(s) or relating to any phase of the affairs of the corporation as provided by law.  Nothing therein shall impair the right of this corporation to treat the Stockholders of record as entitled to vote the shares standing in their names.

Section 16.  Action Without a Meeting.  Any action required to be taken at any annual or special meeting of Stockholders or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Within 10 days after first obtaining such authorization by written consent, notice must be given to those Stockholders who have not consented in writing.  The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which appraisal rights are provided, the notice shall contain a clear statement of the right of Stockholders who intend to assert their appraisal rights to be paid the fair value of their shares upon compliance with the Florida Business Corporation Act provision concerning appraisal rights of Stockholders.

ARTICLE II.  DIRECTORS

Section 1.  Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 2.  Qualification.  Directors need not be residents of this state or Stockholders.

Section 3.  Compensation.  The Board of Directors shall have authority to fix the compensation of Directors.

Section 4.  Duties of Directors.  A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)     one or more Officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented,

(b)      counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence, or

(c)      a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

A Director shall not be considered to be acting in good faith if he has actual knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a Director of the corporation.

Section 5.  Presumption of Assent.  A Director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6.  Number.  This corporation shall have not less than four (4) nor more than ten (10) Directors.  The number of Directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the terms of any incumbent Director.

Section 7.  Election and Term.  Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of Stockholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of Stockholders and at each annual meeting thereafter the Stockholders shall elect Directors to hold office until the next succeeding annual meeting.  Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8.  Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Stockholders.

Section 9.  Removal of Directors.  At a meeting of Stockholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

Section 10.  Quorum and Voting.  A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11.  Director Conflicts of Interest.  No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a)      The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

(b)      The fact of such relationship or interest is disclosed or known to the Stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)      The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the Stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 12.  Executive and Other Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

(a)      approve or recommend to Stockholders actions or proposals required by law to be approved by Stockholders,

(b)      designate candidates for the office of Director, for purposes of proxy solicitation or otherwise,

(c)      fill vacancies on the Board of Directors or any committee thereof,

(d)      amend the By-Laws,

(e)      authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

(f)      authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 13.  Place of Meetings.  Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 14.  Time, Notice and Call of Meetings.  Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of Stockholders.  Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram, telex or cable at least two days before the meeting or by notice mailed to the Director at least five days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the corporation, or by any two Directors.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 15.  Action Without a Meeting.  Any action required to be taken at a meeting of the Directors of a corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee.  Such consent shall have the same effect as a unanimous vote.

ARTICLE III.  OFFICERS

Section 1.  Officers.         The Officers of this corporation shall consist of a Chairman of the Board (if the Board of Directors has designated that the Chairman of the Board is an officer of the corporation), Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The Board of Directors may also elect such other Officers and Assistant Officers and agents as the Board of Directors deems necessary from time to time.  Any two or more offices may be held by the same person.

Section 2.  Duties.  The Officers of this corporation shall have the following duties:

The Chairman of the Board shall be a member of the Board of Directors and shall be elected by the Board of Directors.  The Board of Directors may designate that the Chairman of the Board is or is not an officer of the corporation.  If the Board of Directors designates that the chairman of the Board is not an officer of the corporation, then the Chairman of the Board shall not be an employee of the corporation.  The Chairman of the Board shall, if present, preside at all meetings of the Stockholders and of the Board of Directors at which s/he is present and have such other powers and duties as may be prescribed by the Board of Directors.

The Chief Executive Officer of the corporation shall be responsible for corporate policy and strategy, have general supervision and direction of the corporation’s policies, business, and affairs and have such other powers and duties as may be prescribed by the Board of Directors.

The President shall be the chief operating officer of the corporation, participate in the supervision, direction and affairs of the business of the corporation and have such other powers and duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

The Chief Financial Officer shall have the general supervision of the corporation’s financial policies and affairs and shall have such other powers and duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Stockholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Stockholders and whenever else required by the Board of Directors, the Chief Executive Officer or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 3.  Removal of Officers.  Any Officer or agent may be removed by the Board, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby.  Any vacancy in any office may be filled by the Board of Directors.

Removal of any Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an Officer or agent shall not of itself create contract rights.

ARTICLE IV:  STOCK CERTIFICATES AND UNCERTIFICATED SHARES

Section 1.  Issuance.  The shares of this corporation may be represented by certificates or may be uncertificated.  Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled.  No certificate shall be issued for any share until such share is fully paid.

Section 2.  Form of Stock Certificates.  Certificates representing shares in this corporation shall be signed by the Chief Executive Officer, the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such Officer at the date of its issuance.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any Stockholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3.  Transfer of Stock.  In the case of shares represented by a stock certificate, upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange, a new certificate or uncertificated shares shall be issued to the person entitled thereto, the old certificate shall be cancelled and the transaction shall be recorded upon the books of the corporation.

In  the  case  of  uncertificated  shares,  upon  the  receipt  by the corporation  or the  transfer  agent  of the  corporation  of  proper  transfer instructions from the registered owner or duly authorized  agent,  transferee or legal  representative  thereof,  such uncertificated  shares shall be cancelled, issuance of new equivalent uncertificated shares or a stock certificate for such shares shall be made to the person entitled  thereto and the transaction shall be recorded upon the books of the corporation.

Section 4.  Lost, Stolen or Destroyed Certificates.  The corporation shall issue a new stock certificate or uncertificated shares in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate or uncertificated shares before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (c) satisfies any other reasonable requirements imposed by the corporation, including bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate.

Section 5.  Notice upon Issuance or Transfer of Uncertificated Shares.  In accordance with the requirements of the Florida Business Corporation Act, the corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written statement containing the information required to be set forth or stated on certificates pursuant to the Florida Business Corporation Act, as it may be amended from time to time, and any successor to said act.

ARTICLE V.  BOOKS AND RECORDS

Section 1.  Books and Records.  This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Stockholders, Board of Directors and committees of Directors.

This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2.  Stockholders' Inspection Rights.  Any person who shall have been a holder of record of one quarter of one percent (.25%) of the outstanding shares of any class or series of the corporation, or of voting trust certificates therefor, at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of Stockholders and to make extracts therefrom.

Section 3.  Financial Information.  Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.  This requirement may be modified by a resolution of the Stockholders not later than four months after the close of each fiscal year.

Upon written request of any Stockholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such Stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Stockholder or holder of voting trust certificates, in person or by agent.

ARTICLE VI.  DIVIDENDS

The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

(a)      Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the Stockholders receiving the same concurrently with the distribution.

(b)      Dividends may be declared and paid in the corporation's own treasury shares.

(c)      Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

(1)      If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2)      If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the Stockholders receiving such dividend concurrently with the payment thereof.

(d)      No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e)       A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

ARTICLE VII.  CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

WORLD FUEL SERVICES CORPORATION
1984
Florida

ARTICLE VIII.

INDEMNIFICATION

1.       The corporation shall indemnify any person who is or was a Director or Officer of the corporation and is made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the corporation or, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent authorized or permitted by the laws of Florida as in effect at the date hereof and, if broader, as authorized or permitted pursuant to the laws of Florida hereafter.

2.       Expenses (including counsel fees) incurred by any current or former Officer or Director in defending any pending, threatened, or completed action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) shall be paid by the corporation in advance of the determination of such current or former Officer’s or Director’s entitlement to indemnification promptly upon receipt of an undertaking by or on behalf of such current or former Officer or Director to repay amounts so advanced in the event and to the extent that such current or former Officer or Director is ultimately found not to be entitled to indemnification by the corporation as authorized by this Article.  The Board of Directors may, upon approval of such current or former Officer or Director, authorize the corporation’s counsel to represent such current or former Officer or Director, in any action, suit or proceeding, whether or not the corporation is a party thereto.

3.  All rights to indemnification and advances under this Article:  (a) shall be deemed to be a contract between the corporation and each person who is or was a Director or Officer of the corporation who serves or served in such capacity at any time while this Article is in effect; and (b) are and are intended to be, retroactive and shall be available with respect to events occurring prior to the adoption of these provisions.  Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Florida Business Corporation Act or any other applicable laws shall not, with respect to any events occurring or matters arising prior to the date of such repeal or modification, in any way diminish any rights to indemnification and to such advances of such person or the obligations of the corporation arising hereunder.

4.  The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to such indemnification and advances and shall be binding upon any successor to the corporation to the fullest extent permitted by the laws of Florida as from time to time in effect.

5.  The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under Florida law, the corporation’s Articles of Incorporation, any agreement, any vote of Stockholders or disinterested Directors or otherwise.

6.  Any indemnification required by this Article shall be made promptly, and in any event within 30 days, upon the written request of the indemnified party.  Any advance required by this Article shall be made within 5 business days after the written request of the indemnified party.  The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified party in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the time period specified in this Section 6.  The indemnified party’s costs and expenses incurred in connection with successfully establishing a right of indemnification or advances, in whole or in part, in any such action shall also be indemnified by the corporation.

7.  Except as provided in Section 8, any determination that indemnification of a Director or Officer is proper in the circumstances because he or she has met the standard of conduct pursuant to applicable law, unless pursuant to a determination by a court, shall be made:

(a)  By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding;

(b)  If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee, consisting solely of two or more Directors not at the time parties to the proceeding, which committee shall be designated by the Board of Directors (and Directors who are parties to the proceeding may participate in the vote to select such committee);

(c)  By independent legal counsel:

1.  Selected by the Board of Directors as prescribed in clause (a) above or by the committee prescribed in clause (b) above; or

2.       If a quorum of the Directors cannot be obtained for clause (a) above and the committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (and Directors who are parties to the proceeding may participate in the vote to select such counsel);

(d)  By the Stockholders by a majority vote of a quorum consisting of Stockholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of Stockholders who were not parties to such proceeding; or

(e)  By any other method authorized by the laws of the State of Florida.

8.       If a Change in Control has occurred, the person asserting the right to indemnification shall be entitled to select the method of making the determination described in Section 7, so long as such method is authorized pursuant to applicable law.  As used herein, Change in Control means the occurrence of an event which results in any of the following:

(i)  any person or "group" as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the corporation and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the corporation's outstanding voting securities ordinarily having the right to vote for the election of Directors of the corporation;

(ii)  any merger, consolidation, reorganization or similar event of the corporation or any of its subsidiaries, as a result of which the holders of the voting stock of the corporation immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity;

(iii)  the individuals who, as of March 1, 2003 (the “Effective Date”), constitute the Board of Directors of the corporation (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the corporation, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Article, considered as though such person were a member of the Incumbent Board; or

(iv)  there is a liquidation or dissolution of the corporation or a sale of all or substantially all of its assets.

9.       For purposes of this Article, the term “corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger.  Any Director or Officer of the corporation serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled directly or indirectly by the corporation, or (ii) any employee benefit plan of the corporation or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation.

10.      Each of the provisions of this Article is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.  In the event that all or any portion of this Article is ever held void or unenforceable by a court of competent jurisdiction, then such court is hereby expressly authorized to modify any provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it valid and enforceable.  If any such portion cannot be so modified and is invalidated on any ground by a court of competent jurisdiction, then the corporation shall nevertheless indemnify each person who is or was a Director and Officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX.  AMENDMENT

These By-Laws may be repealed or amended, and new By-Laws may be adopted, by either the Board of Directors or the Stockholders, but the Board of Directors may not amend or repeal any By-Law adopted by Stockholders if the Stockholders specifically provide that such By-Law is not subject to amendment or repeal by the Directors.